UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2007

Growth Technologies International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-12992	26-1422642
(Commission File Number)	(IRS Employer Identification No.)

4920 West Cypress Street, Suite 104, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

(813) 470-7094
(Registrant’s Telephone Number, Including Area Code)

Online Sales Strategies, Inc.
5301 W. Cypress Street, Suite 105
Tampa, FL 33607
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01	Changes in Registrant’s Certifying Accountant

(a)
In conjuncture with the appointment of its new certifying accountant on May 30, 2007, the Company terminated its relationship with its prior certifying accountant, Brimmer, Burek & Keelan, LLP (“BBK”).  BBK had provided no reports on the financial statements of the Registrant since the year ended December 31, 2003.  The decision to change qualifying accountants was authorized by the Registrant’s Board of Directors.

The report of BBK on the Registrant’s financial statements for the years ended December 31, 2003 and 2002 (the only periods upon which BBK provided a report) did not contain an adverse opinion or a disclaimer of opinion or were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2002 and 2003 and for any subsequent periods for which BBK provided services to the Company, there were no disagreements with BBK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BBK, would have caused BBK to make reference to the matter in their report.

The Registrant has requested BBK to furnish a letter addressed to the Commission stating whether it agrees with the above statements.  BBK has refused to provide such letter apparently due to a billing dispute with the Registrant.

(b)	On May 30, 2007, the Registrant engaged Bobbitt, Pittenger & Company, P.A. as its new certifying accountant. The Registrant’s Board of Directors had authorized this engagement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWTH TECHNOLOGIES INTERNATIONAL, INC.
(Registrant)

Date: October 14, 2008	/s/ MATTHEW BROWN
Matthew Brown
Chief Executive Officer

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